Exhbit 99.1

Contact:	Kathleen Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 S. Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record 2006 Earnings

MANSFIELD, PENNSYLVANIA— January 19, 2007 - Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the fourth quarter of 2006.

Net income for the twelve months ended December 31, 2006 was $5,800,000 which compares to $5,274,000 last year, an increase of $526,000 or 10.0%. Earnings per share for the year are $2.04 compared with $1.83 last year, representing an increase of 11.5%. Our net income for the three months ended December 31, 2006 was $1,490,000, which compares to $1,376,000 for the same period last year. This represents an increase of 8.3%.

Return on equity for the twelve months ended December 31, 2006 and 2005 was 13.21% and 12.63%, respectively. For the three months ended December 31, 2006, return on equity was 13.30% compared with 12.92% for the same period in 2005.

CEO and President Randall E. Black stated, “Although the banking environment remains difficult, we will look back at 2006 as a memorable year for our organization. The yield curve remained inverted based upon the Federal Reserve’s reluctance to decrease short-term interest rates. This has negatively impacted our net interest margin, as well as most financial institutions across the country and within our service area. The goods news is that despite the difficult interest rate environment, we have recorded record earnings of $5.8 million. These results reflect our continued focus on cost savings and tax planning to offset the impact of our decreased interest margins. In fact, our non-interest expenses for the twelve months ended December 31, 2006 totaled $15,027,000 compared with $15,387,000 for 2005, a decrease of $360,000. For that same period, the provision for income taxes has decreased $209,000 even though income before taxes has increased $317,000.”

Since last year, total assets have increased $43.0 million, or 8.1%. At the end of December, total assets were $572.2 million compared to $529.2 million last December. Net loans have increased $31.8 million since last December, an increase of 8.4%. Deposits have increased $16.7 million and borrowed funds have increased $23.1 million to fund the overall growth in assets.

Stockholders’ Equity, excluding accumulated other comprehensive income, has increased $2.1 million, or 5.0% since last December. Book value per share at December 31, 2006 was $16.04 compared with $15.00 last year, an increase of 6.9%. In December, a cash dividend of $.22 per share was declared and will be paid to shareholders on January 26, 2007 to record holders as of January 12, 2007. This represents an increase of 4.8% over 2005’s fourth quarter dividend.

Mr. Black also noted that “54,239 shares of treasury stock have been repurchased during 2006 since the Board of Directors approved the stock repurchase plan on January 17, 2006. This plan provides an avenue for our shareholders to adjust their individual portfolios as needed from time to time.”

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2006	2005
ASSETS:
Cash and cash equivalents:
Noninterest-bearing	$10,007	$8,498
Interest-bearing	8	111
Total cash and cash equivalents	10,015	8,609

Available-for-sale securities	109,743	102,602

Loans (net of allowance for loan losses:
2006, $3,876; December 31, 2005, $3,664)	410,897	379,139

Premises and equipment	12,892	12,305
Accrued interest receivable	2,458	2,164
Goodwill	8,605	8,605
Bank owned life insurance	8,047	7,743
Other assets	9,511	8,074

TOTAL ASSETS	$572,168	$529,241

LIABILITIES:
Deposits:
Noninterest-bearing	$48,509	$50,600
Interest-bearing	398,006	379,199
Total deposits	446,515	429,799
Borrowed funds	75,775	52,674
Accrued interest payable	2,287	1,862
Commitment to purchase investment securities	-	752
Other liabilities	4,091	2,593
TOTAL LIABILITIES	528,668	487,680

STOCKHOLDERS' EQUITY:
Common Stock $1.00 par value; authorized
10,000,000 shares; issued 2,992,896 and
2,965,257 shares in 2006 and 2005, respectively	2,993	2,965
Additional paid-in capital	11,933	11,359
Retained earnings	34,007	31,251
TOTAL	48,933	45,575
Accumulated other comprehensive loss	(1,737)	(1,540)
Less: Treasury Stock, at cost
172,954 and 118,715 shares for 2006 and 2005, respectively	(3,696)	(2,474)

TOTAL STOCKHOLDERS' EQUITY	43,500	41,561
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$572,168	$529,241

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share data)	2006	2005	2006	2005
INTEREST INCOME:
Interest and fees on loans	$7,461	$6,525	$28,101	$24,911
Interest-bearing deposits with banks	-	-	-	3
Investment securities:
Taxable	978	739	3,526	2,979
Nontaxable	224	202	903	596
Dividends	98	54	321	210
TOTAL INTEREST INCOME	8,761	7,520	32,851	28,699
INTEREST EXPENSE:
Deposits	3,295	2,532	11,685	9,373
Borrowed funds	880	487	3,268	1,627
TOTAL INTEREST EXPENSE	4,175	3,019	14,953	11,000
NET INTEREST INCOME	4,586	4,501	17,898	17,699
Provision for loan losses	105	30	330	60
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,481	4,471	17,568	17,639
NON-INTEREST INCOME:
Service charges	799	762	3,140	2,965
Trust	115	106	487	474
Brokerage	23	45	166	183
Insurance	6	55	94	260
Investment securities gains, net	-	-	4	-
Earnings on bank owned life insurance	80	74	304	294
Other	157	186	521	512
TOTAL NON-INTEREST INCOME	1,180	1,228	4,716	4,688
NON-INTEREST EXPENSES:
Salaries and employee benefits	1,948	1,757	8,026	7,645
Occupancy	278	295	1,123	1,142
Furniture and equipment	151	167	593	658
Professional fees	180	128	551	536
Amortization	36	145	252	578
Other	1,108	1,397	4,482	4,828
TOTAL NON-INTEREST EXPENSES	3,701	3,889	15,027	15,387
Income before provision for income taxes	1,960	1,810	7,257	6,940
Provision for income taxes	470	434	1,457	1,666
NET INCOME	$1,490	$1,376	$5,800	$5,274

Earnings Per Share	$0.53	$0.48	$2.04	$1.83
Cash Dividends Paid Per Share	$0.22	$0.21	$0.86	$0.82

Weighted average number of shares outstanding	2,826,065	2,874,181	2,844,125	2,884,232

FINANCIAL HIGHLIGHTS
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)

	2006	2005
Twelve Months Ended December 31
Net Income	$5,800	$5,274
Comprehensive Income	5,603	3,570
Per common share data:
Earnings per share	$2.04	$1.83
Cash dividends paid per share	$0.86	$0.82
Performance Ratios:
Return on average assets (annualized)	1.05%	1.04%
Return on average equity (annualized)	13.21%	12.63%

Three Months Ended December 31
Net Income	$1,490	$1,376
Per common share data:
Earnings per share	$0.53	$0.48
Cash dividends paid per share	$0.22	$0.21
Performance Ratios:
Return on average assets (annualized)	1.05%	1.06%
Return on average equity (annualized)	13.30%	12.92%

At December 31
Assets	$572,168	$529,241
Investment securities:
Available for sale	109,743	102,602
Loans (net of unearned income)	414,773	382,803
Allowance for loan losses	3,876	3,664
Deposits	446,515	429,799
Stockholders' Equity	43,500	41,561
Non-performing assets	4,116	2,854
Average Leverage Ratio	7.82%	8.04%
Per common share data:
Book value (excluding other comprehensive income)	$16.04	$15.00
Market value (average of bid/ask price)	$22.75	$20.90
Market price to book value ratio	141.82%	139.33%

Per share calculations give retroactive effect to stock dividends declared by the Company.

			Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

December 31, 2006	$22.00	$23.50	$0.220
September 30, 2006	$22.00	$23.00	$0.215
June 30, 2006	$21.60	$23.00	$0.215
March 31, 2006	$21.35	$23.25	$0.210

December 31, 2005	$20.80	$21.00	$0.210
September 30, 2005	$20.10	$20.50	$0.205
June 30, 2005	$21.00	$21.70	$0.205
March 31, 2005	$23.50	$24.25	$0.200